COMPANY CONTACT: Paul Vincent Director – Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES:

FIRST QUARTER PRODUCTION OF 2.94 MILLION BARRELS OF OIL EQUIVALENT;
FIRST QUARTER 2014 NET INCOME OF $5.4 MILLION, OR $0.12 PER DILUTED SHARE;
FIRST QUARTER 2014 ADJUSTED CASH FLOW OF $73.6 MILLION, OR $1.67 PER DILUTED SHARE
HOUSTON, May 1, 2014 – Swift Energy Company (NYSE: SFY) announced today net income of $5.4 million for the first quarter of 2014, or $0.12 per diluted share, a decrease compared to first quarter 2013 net income of $7.2 million, or $0.17 per diluted share, and an increase compared to a net loss of $41.8 million in the fourth quarter of 2013. Included in first quarter 2014 net income is a pre-tax loss of $3.4 million, or $0.04 per diluted share, for a non-cash fair value adjustment associated with the Company’s ongoing price risk management program.
Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) for the first quarter of 2014 increased 1% to $73.6 million, compared to $72.6 million for that measure in the first quarter of 2013, and decreased 5% when compared to adjusted cash flow of $77.8 million for the fourth quarter of 2013.
Swift Energy produced 2.94 million barrels of oil equivalent (“MMBoe”) during the first quarter of 2014, a 4% increase over first quarter 2013 production of 2.82 MMBoe, and down 5% compared to fourth quarter 2013 production of 3.09 MMBoe.
“Our focused South Texas development program continues to yield excellent results,” commented Terry Swift, CEO of Swift Energy. “Our oil and gas professionals are able to hydraulically stimulate greater hydrocarbon reservoir volumes using longer laterals and more proppant. We are applying these techniques across our South Texas asset base and, at the same time, are lowering our costs.
"The three new wells brought online in our Fasken area this quarter have all individually maintained gross production rates in excess of 15 million cubic feet per day (“MMcf/d”) over their first 60 days of production. At the end of this 60 day period, each of these wells had produced greater than 900 MMcf of gas while maintaining flowing pressures materially higher than older wells completed with shorter laterals and less proppant. Based on these performance results, we intend to pursue additional firm natural gas transportation capacity in excess of the current 75 million cubic feet per day available to us in the Fasken area. We expect to utilize any new transportation that becomes available to us, which we would hope to have in place by early next year, and view this area as an important strategic step toward developing high margin, predictable production volumes.”
First Quarter Revenues and Expenses
Oil and gas sales revenues for the first quarter of 2014 increased 1% to $148.6 million from the $146.5 million in the first quarter of 2013. Total revenues for the first quarter of 2014 (including a pre-tax loss of $3.4 million for a non-cash fair value adjustment associated with the Company’s ongoing price risk management program) decreased 2% to $143.7 million from the $146.2 million generated in the first quarter of 2013.
Depreciation, depletion and amortization expense (“DD&A”) of $20.95 per barrel of oil equivalent (“Boe”) in the first quarter of 2014 decreased 2% from $21.33 of DD&A per Boe in the comparable period in 2013 due to increased reserve levels, partially offset by a higher depletable base.
Lease operating costs before severance and ad valorem taxes, were $8.58 per Boe in the first quarter 2014, an approximate 12% decrease when compared to $9.73 per Boe incurred in the same period of 2013. The decrease was due to costs associated with a well control incident in Lake Washington during the first quarter of 2013 as well as cost decreases in South Texas, primarily for lower salt water disposal costs.
Transportation and processing expense in the first quarter of 2014 of $1.80 per Boe decreased from $2.14 per Boe in the first quarter of 2013 due primarily to lower levels of NGL production.
Severance and ad valorem taxes decreased to $3.13 per Boe in the first quarter of 2014 from $3.47 per Boe in the first quarter of 2013 primarily due to a higher percentage of revenues associated with production in Texas, which carries a lower overall severance tax rate than Louisiana, coupled with some prior period retroactive tax credits approved and received during the first quarter of 2014.
General and administrative expenses decreased to $3.65 per Boe during the first quarter of 2014, down from $4.51 per Boe in the same period in 2013. Interest expense increased to $6.27 per Boe in the first quarter of 2014 compared to $5.96 per Boe for the same period in 2013 due to increased borrowings against our line of credit.
First Quarter Pricing
The Company realized an aggregate average price of $50.45 per Boe during the quarter, a decrease from the $51.97 per Boe average price received in the first quarter of 2013.

In the first quarter of 2014, Swift Energy’s average crude oil prices decreased 8% to $99.38 per barrel from $108.45 per barrel realized in the same period in 2013. For the same period, average natural gas prices were $4.20 per thousand cubic feet (“Mcf”), up 42% from the $2.96 per Mcf average price realized a year earlier. Prices for NGLs averaged $36.27 per barrel in the 2014 first quarter, a 21% increase from first quarter 2013 NGL prices of $29.90 per barrel.
First Quarter Drilling Activity
In the first quarter of 2014, Swift Energy drilled 11 operated development wells, all in the Company’s South Texas core Eagle Ford area. In McMullen County, 6 wells were drilled and 5 were drilled in Webb County.
There are currently three operated rigs drilling in the Company’s South Texas core area.
Operations Update:
South Texas Operations
In the Company’s South Texas core area, 8 operated wells were completed during the first quarter. In McMullen County, 5 Eagle Ford wells were completed and in Webb County, 3 Eagle Ford wells were completed.
Initial Production Test Rates of South Texas Horizontal Wells
Completed in First Quarter 2014
(Operated and 100% Working Interest, unless otherwise noted)

Well Name	County/Formation Target	Oil (Bbls/d)	Natural Gas Liquids (Bbls/d)	Residual Natural Gas (MMcf/d)	Barrels of Oil Equivalent	Pressure (psi)	Choke Setting
Fasken BD 14H	Webb – Eagle Ford	--	--	20.6	3,435	3,600	34/64”
Fasken BD 15H	Webb – Eagle Ford	--	--	22.5	3,745	3,900	34/64”
Fasken BD 16H	Webb – Eagle Ford	--	--	23.3	3,887	4,005	34/64”
PCQ EF 14H	McMullen – Eagle Ford	1,108	93	0.6	1,302	4,180	16/64”
PCQ EF 15H	McMullen – Eagle Ford	1,108	88	0.6	1,292	4,008	16/64”
PCQ EF 16H	McMullen – Eagle Ford	804	114	0.7	1,042	3,173	16/64”
SMR EF 14H	McMullen – Eagle Ford	808	100	0.5	989	2,597	14/64”
SMR EF 15H	McMullen – Eagle Ford	829	136	0.6	1,075	2,632	14/64”

The Company is currently conducting completion operations on 2 Eagle Ford wells in its PCQ area in northern McMullen County and 3 Eagle Ford wells in its Fasken area in Webb County.
Southeast Louisiana
In the Lake Washington field in Plaquemines Parish, LA, the Company continued its ongoing production optimization program, performing 35 production optimization projects during the quarter and adding 62,000 Boe of production. Additionally, the planned 20 well recompletion program for 2014 began during the second quarter at Lake Washington.
Potential Transactions
The Company is currently engaged in negotiations regarding a joint venture arrangement for a portion of our natural gas properties in the Eagle Ford area, principally our natural gas properties in the Fasken area.
Swift Energy is also negotiating with prospective buyers to sell some or all of our Austin Chalk and Wilcox assets in Central Louisiana and expects to either complete a sale of some or all of these properties or pursue an ongoing development plan of its own.
Borrowing Base Reaffirmed
After a regularly scheduled semi-annual review by its 11 member bank group, Swift Energy’s borrowing base and commitment amount of $450 million was reaffirmed under its revolving credit facility effective April 30, 2014. The credit facility matures on November 1, 2017.
Price Risk Management
Swift Energy has entered into hedging transactions for the remainder of 2014 covering 12.2 Bcf of natural gas production and approximately 0.3 MMbbls of crude oil production. On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call
Swift Energy will conduct a live conference call today, May 1, at 10:00 a.m. EDT to discuss first quarter 2014 financial results and second quarter 2014 financial and operational guidance. To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on May 1 until May 8, by dialing 855-859-2056 and using Conference ID # 23346137. Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.
About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including guidance estimates for the second quarter of 2014. These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves, availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission. Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time. Actual financial and operating performance may be higher or lower. Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended March 31
	2014	2013	Percent Change
Revenues:
Oil & Gas Sales	$148,558	$146,477	1%
Other	(4,877)	(240)
Total Revenue	$143,681	$146,237	(2)%
Net Income	$5,413	$7,209	(25)%
Basic EPS	$0.12	$0.17	(29)%
Diluted EPS	$0.12	$0.17	(29)%
Net Cash Provided By Operating Activities	$69,699	$62,223	12%
Cash Flow Before Working Capital Changes(2) (non-GAAP measure)	$73,570	$72,632	1%
Weighted Average Shares Outstanding (Basic)	43,628	43,167	(1)%
Weighted Average Shares Outstanding (Diluted)	44,118	43,603	(1)%
EBITDA (non-GAAP measure)	$93,181	$90,283	3%
Production (MBoe)	2.94	2.82	4%
Realized Price ($/Boe)	$50.45	$51.97	(3)%

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 6. Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions.

SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities	$69,699	$62,223	12%
Increases and Decreases In:
Accounts Receivable	2,335	5,191
Accounts Payable and Accrued Liabilities	(6,885)	(3,085)
Accrued Interest	8,421	8,303
Cash Flow Before Working Capital Changes	$73,570	$72,632	1%

INCOME TO EBITDA RECONCILIATIONS:
Net Income	$5,413	$7,209	(25)%
Provision for Income Taxes	6,248	4,377
Interest Expense, Net	18,449	16,802
Depreciation, Depletion & Amortization & ARO (b)	63,071	61,895
EBITDA	$93,181	$90,283	3%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of March 31, 2014	As of December 31, 2013
Assets:
Current Assets:
Cash and Cash Equivalents	$91	$3,277
Other Current Assets	88,735	83,471
Total Current Assets	88,826	86,748

Oil and Gas Properties	5,770,948	5,671,731
Other Fixed Assets	42,357	42,368
Less-Accumulated DD&A	(3,236,443)	(3,174,453)
Total Properties	2,576,862	2,539,646

Other Assets	15,585	17,199
	$2,681,273	$2,643,593
Liabilities:
Current Liabilities	$164,025	$177,076
Long-Term Debt	1,175,036	1,142,368
Deferred Income Taxes	224,230	217,384
Asset Retirement Obligation	64,503	63,225
Other Long-term Liabilities	9,831	10,324
Stockholders’ Equity	1,043,648	1,033,216
	$2,681,273	$2,643,593

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Three Months Ended
	March 31, 2014	Per Boe	March 31, 2013	Per Boe
Revenues:
Oil & Gas Sales	$148,558	$50.45	$146,477	$51.97
Other Revenue	(4,877)		(240)
	143,681	48.80	146,237	51.88
Costs and Expenses:
General and Administrative, net	10,739	3.65	12,725	4.51
Depreciation, Depletion & Amortization	61,685	20.95	60,120	21.33
Accretion of Asset Retirement Obligation (ARO)	1,386	0.47	1,775	0.63
Lease Operating Costs	25,267	8.58	27,424	9.73
Transportation and Processing Expense	5,292	1.80	6,030	2.14
Severance & Other Taxes	9,202	3.13	9,775	3.47
Interest Expense, Net	18,449	6.27	16,802	5.96
Total Costs & Expenses	132,020	44.84	134,651	47.77
Income Before Income Taxes	11,661	3.96	11,586	4.11
Provision for Income Taxes	6,248	2.12	4,377	1.55
Net Income	$5,413	$1.84	$7,209	$2.56

Additional Information:
Total Capital Expenditures	$99,206		$144,479
Capitalized Geological & Geophysical	$7,126		$9,129
Capitalized Interest Expense	$1,276		$1,943
Deferred Income Tax	$6,248		$4,377

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Three Months Ended
	March 31, 2014	March 31, 2013
Cash Flows From Operating Activities:
Net Income	$5,413	$7,209
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	61,685	60,120
Accretion of Asset Retirement Obligation (ARO)	1,386	1,775
Deferred Income Taxes	6,248	4,377
Stock Based Compensation Expense	2,054	3,015
Other	(3,216)	(3,864)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	(2,335)	(5,191)
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	6,885	3,085
Decrease in Accrued Interest	(8,421)	(8,303)
Net Cash Provided by Operating Activities	69,699	62,223

Cash Flows From Investing Activities:
Additions to Property and Equipment	(105,589)	(132,981)
Proceeds from the Sale of Property and Equipment	35	999
Net Cash Used in Investing Activities	(105,554)	(131,982)

Cash Flows From Financing Activities:
Net Proceeds From Bank Borrowings	32,700	70,300
Net Proceeds From Issuance of Common Stock	824	946
Purchase of Treasury Shares	(855)	(1,409)
Net Cash Provided by Financing Activities	32,669	69,837
Increase/(Decrease) in Cash and Cash Equivalents	(3,186)	78

Cash and Cash Equivalents at the Beginning of the Period	3,277	170
Cash and Cash Equivalents at the End of the Period	$91	$248

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended March 31, 2013
	March 31, 2014	December 31, 2013	Percent Change		Percent Change
Production:
Oil & Natural Gas Equivalent (MBoe)	2,944	3,092	(5)%	2,819	4%
Natural Gas (Bcf)	9.21	8.73	6%	7.64	21%
Crude Oil (MBbl)	931	1,023	(9)%	988	(6)%
NGL (MBbl)	478	615	(22)%	557	(14)%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$50.45	$47.26	7%	$51.97	(3)%
Natural Gas ($/Mcf)	$4.20	$3.32	26%	$2.96	42%
Crude Oil ($/Bbl)	$99.38	$94.14	6%	$108.45	(8)%
NGL ($/Bbl)	$36.27	$33.93	7%	$29.90	21%

SWIFT ENERGY COMPANY
SECOND QUARTER 2014
GUIDANCE ESTIMATES

	Actual For First Quarter 2014	Guidance For Second Quarter 2014
Production Volumes (MMBoe)	2.94	2.95	-	3.10

Production Mix:
Natural Gas (Bcf)	9.21	10.37	-	10.90
Crude Oil (MMBbl)	0.93	0.81	-	0.85
Natural Gas Liquids (MMBbl)	0.48	0.42	-	0.44
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	($0.74)	($0.40)	-	($0.65)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	($0.77)	($5.00)	-	---
NGL (per Bbl)
Percent of NYMEX Crude	37%	30%	-	35%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$8.58	$8.25	-	$8.70
Transportation and Processing (per Boe)	$1.80	$1.85	-	$1.95
Severance & Ad Valorem Taxes (as % of Revenue dollars)	6.2%	6.5%	-	7.5%
Other Costs:
G&A per Boe	$3.65	$3.25	-	$3.50
Interest Expense per Boe	$6.27	$6.00	-	$6.30
DD&A per Boe	$20.95	$21.20	-	$21.40
Supplemental Information:
Capital Expenditures (in Thousands)
Operations	$90,804	$111,700	-	$120,300
Capitalized G&G (Note 4)	$7,126	$7,000	-	$8,000
Capitalized Interest	$1,276	$1,300	-	$1,700
Total Capital Expenditures	$99,206	$120,000	-	$130,000

Basic Weighted Average Shares	43,628	43,700	-	43,900

Diluted Weighted Average Shares	44,118	44,200	-	44,400

Effective Tax Rate	53.6%	39.0%	-	43.0%
Deferred Tax Percentage	100%	98%	-	100%

Note 1:	Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.